UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): August 7, 2024

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2024, Expion360 Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a firm commitment underwritten public offering (such transaction, the “Offering”) of 50,000,000 units (“Units”), each Unit consisting of one share (each, a “Share”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), two Series A warrants each to purchase one share of Common Stock (each, a “Series A Warrant”) and one Series B Warrant to purchase such number of shares of Common Stock as determined in the Series B Warrant (each, a “Series B Warrant”).

Purchasers of Units whose purchase would otherwise have resulted in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding Common Stock immediately following the closing of the Offering were able to purchase Units consisting of one pre-funded warrant to purchase one share of Common Stock (in lieu of one Share, each a “Pre-Funded Warrant”), two Series A Warrants and one Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants does not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Unit including a Pre-Funded Warrant is equal to the price per Unit including one Share, minus $0.001, and the remaining exercise price of each Pre-Funded Warrant equals $0.001 per share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant (without regard to any limitation on exercise set forth therein), the number of Units including a Share were offered decreased on a one-for-one basis.

The Units have no stand-alone rights and are not be certificated or issued as stand-alone securities.

Each Series A Warrant is exercisable at any time or times beginning on the first trading day following the Company’s notice to the Series A Warrant holders of Stockholder Approval (defined below), and will expire five years from such date. Each Series A Warrant is exercisable at an initial exercise price of $0.24 per share of Common Stock. On the 11th trading day after Stockholder Approval, the Series A Warrants’ exercise price will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily weighted average price during the period commencing on the first trading day after the date of Stockholder Approval and ending following the close of trading on the tenth trading day thereafter and (b) a floor price determined in accordance with the terms of the Series A Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series Warrant on the issuance date for the warrant shares then outstanding shall remain unchanged following such reset. Also after Stockholder Approval, the exercise price of the Series A Warrants will be reduced (such reduced price, the “Adjusted Exercise Price”) to a price equal to the lesser of (i) the exercise price then in effect and (ii) the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding through the five consecutive trading days commencing on the date the Company effects any share split, share dividend, share combination recapitalization or other similar transaction (which would include reverse stock splits) in the future (subject to a floor price determined in accordance with the terms of the Series A Warrants and the Nasdaq Listing Rules (the “Floor Price”)), with a proportionate adjustment to the number of shares underlying the Series A Warrants. Furthermore, if the Adjusted Exercise Price would have been below the Floor Price but for the Floor Price limitation, then the Company will make a payment to the Series A Warrant holder for the economic difference between the Adjusted Exercise Price and the Floor Price, subject to the exceptions and conditions set forth in the Series A Warrants. Finally, beginning on the date of Stockholder Approval, with certain exceptions, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon the Company’s issuance of Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of the Series A Warrants.

Each Series B Warrant will be exercisable immediately at an exercise price per share of $0.001 per share. The exercise price and number of shares of Common Stock issuable under the Series B Warrants are subject to adjustment based on the weighted average price of Common Stock over a rolling five-trading-day period, subject to certain floor prices in accordance with the terms of the Series B Warrants.

The adjustment provisions described in the above paragraphs included in the Series A Warrants and Series B Warrants will be available, in some cases, only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of Nasdaq to permit the adjustment provisions described in the above paragraph included in the Series A Warrants and Series B Warrants and to increase the Company’s authorized Common Stock (“Stockholder Approval”). If the Company is unable to obtain Stockholder Approval, the Series A Warrants will not be exercisable and/or certain adjustment provisions described in the above paragraph will not be effective, and therefore the Series A Warrants and Series B Warrants may have substantially less value. The Shares and Pre-Funded Warrants were sold in the Offering only with the accompanying Series A Warrants and Series B Warrants that are part of a Unit, but the components of the Units are immediately separable and have been issued separately.

In addition, the Company granted the Underwriter a 45-day option to purchase additional Shares and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants, representing up to 15% of the number of the respective securities sold in the Offering, solely to cover over-allotments, if any. The Underwriter partially exercised its over-allotment option with respect to an additional 15,000,000 Series A Warrants and 7,500,000 Series B Warrants.

The Offering closed on August 8, 2024. Of the 50,000,000 Units sold in the offering, 33,402,000 were issued with shares of Common Stock and 16,598,000 were issued with Pre-Funded Warrants.

The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are approximately $8.7 million. The Company intends to use the net proceeds from the Offering to repay (i) an aggregate of approximately $0.7 million due to stockholders under certain unsecured promissory note agreements and (ii) approximately $2.7 million due under the senior convertible note issued to 3i, LP (the “3i Note”), as well as for working capital and general corporate purposes.

The Shares, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants described above, were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-280996), initially filed on July 25, 2024 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended on August 2, 2024, and declared effective by the SEC on August 6, 2024.

The Underwriting Agreement contains customary representations and warranties, indemnification rights, agreements and obligations, conditions to closing and termination provisions. Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 7.0% to the public offering price of the Units. In addition, the Company agreed to (i) pay a non-accountable expense allowance to the Underwriter equal to 1.0% of the gross proceeds of the Offering and (ii) reimburse the Underwriter for certain out-of-pocket expenses, including, but not limited to, up to $100,000 for reasonable legal fees and disbursements for the Underwriter’s counsel.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement, the Shares, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement, the form of the Pre-Funded Warrants, the form of the Series A Warrants and the form of the Series B Warrants, which are attached hereto as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Payoff of Senior Convertible Note

On August 8, 2024, the Company repaid the 3i Note, and the Company’s obligations under the 3i Note were deemed fully satisfied and discharged. The information set forth above in Item 1.01 regarding the 3i Note is incorporated into this Item 1.02 by reference.

Termination of Equity Line of Credit

In connection with the Offering, the Company and Tumim Stone Capital, LLC mutually agreed to terminate that certain Common Stock Purchase Agreement, dated December 27, 2023, pursuant to Section 8.2 thereof, effective immediately upon the closing of the Offering.

Item 8.01. Other Events.

On August 7, 2024, the Company issued a press release announcing the pricing of the Offering. On August 8, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
1.1*	Underwriting Agreement
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
5.1	Opinion of Stradling Yocca Carlson & Rauth LLP
23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)
99.1	Press Release dated August 7, 2024
99.2	Press Release dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

__________

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: August 9, 2024	By:	/s/ Brian Schaffner
	Name:	Brian Schaffner
	Title:	Chief Executive Officer